EXHIBIT 23.1



                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-3 Nos. 33-22990, 33-38210, 33-51588 and 33-61624 and the Registration
Statement Form S-8 Nos. 33-86078, 33-27288 and 33-38209 of Jackpot Enterprises, Inc. of our report dated October 4, 2001, with respect to the consolidated financial statements and schedules of J Net Enterprises, Inc. (formerly known as Jackpot Enterprises, Inc.) included in the Annual Report (Form 10-K) for the year ended June 30, 2001.


                          /s/ Ernst & Young LLP

                              New York, NY
                              October 15, 2001